UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 10, 2005

ASPEN TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24786	04-2739697
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

Ten Canal Park, Cambridge MA	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (617) 949-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.                                          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 10, 2005, we received a letter from the Nasdaq Stock Market, or Nasdaq, informing us that pursuant to our December 15, 2004 oral hearing before the Nasdaq Listing Qualifications Panel, the Panel has granted our request for continued listing of our common stock on the Nasdaq National Market, subject to specified conditions.

In our current report on Form 8-K filed with the SEC on November 19, 2004, we reported that we had received a letter, on November 16, 2004, from Nasdaq indicating that we are not in compliance with Nasdaq National Market continued listing requirements as a result of our failure to file our quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2004 with the SEC.  In our current report on Form 8-K filed with the SEC on November 29, 2004, we reported that our previously issued financial statements for our fiscal years ended June 30, 2000 through June 30, 2004 and any related auditor's reports for those periods should no longer be relied upon and that we had scheduled a hearing with the Panel on December 15, 2004 to appeal Nasdaq’s determination to delist our common stock.

The Panel’s determination to continue the listing of our common stock is subject to a number of conditions, including:

•                  On or before February 15, 2005, we must provide to Nasdaq information relating to the result of the review by the audit committee of our board of directors of certain software license and service agreement transactions as described in our current reports on Form 8-K filed with the SEC on October 28, 2004 and November 29, 2004, and a status update on our dealings with the SEC and the U.S. Attorney’s Office for the Southern District of New York.

•                  On or before March 15, 2005, we must file with the SEC our quarterly reports on Form 10-Q for the fiscal quarters ended September 30, 2004 and December 31, 2004, together with any required restatements of our previously issued financial statements.

•                  We must timely file all periodic reports with the SEC and Nasdaq for all reporting periods ending on or before January 31, 2006.  Until those reports are filed, we must comply with all other continued listing requirements during this period.

In the event we fail to demonstrate compliance with these conditions, our common stock may be delisted.  The Panel has reserved the right to reconsider the conditions to the continued listing of our common stock in the event that any event, condition or circumstance arises that, in its opinion, would make the continued listing of our common stock inadvisable or unwarranted.

The Nasdaq Listing and Hearing Review Council has the right to review the Panel’s decision within 45 days of issuance of the decision and may affirm, modify, reverse, dismiss or remand the decision.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN TECHNOLOGY, INC.

Date: January 14, 2005	By:	/s/ Charles F. Kane
Charles F. Kane Senior Vice President - Finance and Chief Financial Officer